As filed with the U.S. Securities and Exchange Commission on February 3, 2022

Registration No. 333-261741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BELLRING DISTRIBUTION, LLC*

(Exact Name of Registrant as Specified in its Certificate of Formation)

Delaware	2000	87-3296749
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2503 S. Hanley Road

St. Louis, Missouri 63144

(314) 644-7600

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Diedre J. Gray

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

Telephone: (314) 644-7600

Fax: (314) 646-3367

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Benet O’Reilly Charles W. Allen Helena K. Grannis Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Craig L. Rosenthal BellRing Brands, Inc. 2503 S. Hanley Road St. Louis, Missouri 63144 (314) 644-7600	Eric Swedenburg Hui Lin Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and on completion of the transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*

Following the effectiveness of this Registration Statement but prior to the merger described herein, BellRing Distribution, LLC will convert into a Delaware corporation. The securities issued to investors in the merger will be shares of common stock of that corporation, which will be named BellRing Brands, Inc. (the current BellRing Brands, Inc. will change its name to BellRing Intermediate Holdings, Inc. at the same time).

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-261741) is filed solely to amend Item 16 of Part II thereof and to file certain exhibits thereto. This Amendment No. 3 does not modify any provision of the proxy statement/prospectus contained in Part I. Accordingly, the proxy statement/prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The following is a general summary of certain aspects of the Delaware General Corporation Law (the “DGCL”) and the Certificate of Incorporation of BellRing Brands, Inc. (“New BellRing”), which will be in effect following the conversion of the registrant, BellRing Distribution, LLC, into a Delaware corporation. Such summary includes descriptions related to arrangements under which controlling persons, directors and officers of New BellRing will be indemnified against liability, which they may incur in their capacities as such, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and the New BellRing certificate of incorporation.

DGCL. Following conversion into a Delaware corporation, New BellRing will be subject to the provisions of the DGCL. Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation. The New BellRing certificate of incorporation will provide for the indemnification of each person (other than a party plaintiff suing on his or her behalf or in the right of New BellRing) who at any time is serving or has served as a director or officer of New BellRing against any claim, liability or expense incurred as a result of such service, any other service on behalf of New BellRing or any service at the request of New BellRing as a director, officer, manager, employee, member or agent of another corporation, partnership, joint venture, trust or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, New BellRing shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of New BellRing), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of New BellRing) by reason of such service, against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Indemnification Agreements. New BellRing will enter into indemnification agreements with each of its directors and executive officers, which generally provide indemnity to the fullest extent permitted by applicable law against liabilities and expenses incurred in connection with the defense or disposition of certain actions, suits or proceedings in which such person may be involved or with which such person was, is or is threatened to be made, a party by reason of the service of such person as a director or an officer of New BellRing or certain subsidiaries of New BellRing, as applicable, or in certain other representative or fiduciary capacities on behalf thereof and which establish processes and procedures for indemnification claims.

Other Insurance. New BellRing will maintain directors’ and officers’ liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties.

Item 21. Exhibits and Financial Statement Schedules

See Exhibit Index attached hereto and incorporated by reference into this proxy statement/prospectus.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows:

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement and Plan of Merger, dated as of October 26, 2021, by and among BellRing Brands, Inc., Post Holdings, Inc., BellRing Distribution, LLC and BellRing Merger Corporation (attached as Annex A to the proxy statement/prospectus that forms a part of this registration statement)*

3.1	Form of BellRing Brands, Inc. (after conversion from BellRing Distribution, LLC) Certificate of Incorporation (attached as Annex B to the proxy statement/prospectus that forms a part of this registration statement)*

3.2	Form of BellRing Brands, Inc. (after conversion from BellRing Distribution, LLC) Bylaws (attached as Annex C to the proxy statement/prospectus that forms a part of this registration statement)*

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the legality of the securities to be issued

8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters

10.1	Form of Master Services Agreement to be entered into among Post Holdings, Inc., BellRing Brands, Inc. and BellRing Brands, LLC (attached as Annex D to the proxy statement/prospectus that forms a part of this registration statement)*

10.2	Form of Registration Rights Agreement to be entered into among BellRing Brands, Inc., Post Holdings, Inc. and the other stockholders party thereto from time to time (attached as Annex E to the proxy statement/prospectus that forms a part of this registration statement)*

10.3	Form of Tax Matters Agreement to be entered into among BellRing Brands, Inc., Post Holdings, Inc. and BellRing Distribution, LLC (attached as Annex F to the proxy statement/prospectus that forms a part of this registration statement)*

10.4	Form of Indemnification Agreement**

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm***

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1)

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)*

99.1	Form of BellRing Brands, Inc. proxy card

99.2	Consent of Robert V. Vitale to be named as a prospective director of New BellRing*

99.3	Consent of Darcy Horn Davenport to be named as a prospective director of New BellRing*

99.4	Consent of Thomas P. Erickson to be named as a prospective director of New BellRing*

99.5	Consent of Jennifer Kuperman to be named as a prospective director of New BellRing*

99.6	Consent of Chonda J. Nwamu to be named as a prospective director of New BellRing*

99.7	Consent of Elliot H. Stein, Jr. to be named as a prospective director of New BellRing*

* Previously filed by BellRing Distribution, LLC on Form S-4 filed on December 17, 2021.

** Previously filed by BellRing Distribution, LLC on Form S-4 filed on January 21, 2021.

*** Previously filed by BellRing Distribution, LLC on Form S-4 filed on January 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 3, 2022.

BELLRING DISTRIBUTION, LLC By: POST HOLDINGS, INC., its sole member

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on February 3, 2022.

Signature	Title
/s/ Robert V. Vitale	President (Principal Executive Officer)
Name: Robert V. Vitale

/s/ Jeff A. Zadoks	Vice President (Principal Financial Officer and Principal Accounting Officer)
Name: Jeff A. Zadoks